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                                                        Exhibit 23



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Allergan, Inc.:

         We consent to the incorporation by reference in the registration statements Nos. 33-29528, 33-29527, 33-44770, 33-48908 and 33-66874 on Form S-8
of Allergan, Inc. of our reports dated January 24, 1994, relating to the consolidated balance sheets of Allergan, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of earnings, and cash flows and related schedules for the two years ended December 31, 1993, which reports appear in the December 31, 1993 annual report on Form 10-K of Allergan, Inc.



                                                               KPMG PEAT MARWICK

Orange County, California
March 25, 1994